Exhibit 5.2

Faegre Drinker Biddle & Reath LLP
2200 Wells Fargo Center
90 South Seventh Street
Minneapolis, Minnesota 55402
+1 612 766 7000 main
+1 612 766 1600 fax

June 16, 2023

Brian G. Iverson

Senior Vice President and General Counsel

Black Hills Corporation

7001 Mount Rushmore Road

Rapid City, South Dakota 57702

Re:         Registration Statement on Form S-3 of Black Hills Corporation

Dear Mr. Iverson:

You are acting as counsel in connection with a Registration Statement on Form S-3 (the “Registration Statement”) to be filed by Black Hills Corporation, a South Dakota corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Act”). As such counsel, you are furnishing an opinion in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act. In connection with such opinion, you have asked us to opine with respect to certain matters under New York law.

The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the rules and regulations under the Act, of an indeterminate amount of securities of the Company, with such securities to include, among others, senior debt securities (the “Senior Debt Securities”), subordinated debt securities (the “Subordinated Debt Securities”), fractional shares of preferred stock represented by depositary shares (the “Depositary Shares”), warrants for the purchase of debt or equity securities (the “Warrants”), purchase contracts for the purchase of debt or equity securities (the “Purchase Contracts”), and units consisting of one or more debt securities, equity securities, Warrants, Purchase Contracts, or any combination of such securities (“Units” and, together with the Senior Debt Securities, Subordinated Debt Securities, Depositary Shares, Warrants, and Purchase Contracts, the “Securities”). The Securities may be offered separately or together with other Securities, in one or more series, and in amounts, at prices and on terms to be set forth in the prospectus and one or more supplements to the prospectus constituting a part of the Registration Statement, and in the Registration Statement.

The Senior Debt Securities are to be issued from time to time under the indenture dated as of May 21, 2003 between the Company and Computershare Trust Company, N.A. (as current successor to LaSalle Bank National Association), as trustee (the “Senior Trustee”), filed as Exhibit 4.3 to the Registration Statement (the “Senior Indenture”). The Subordinated Debt Securities are to be issued from time to time under the indenture dated as of November 23, 2015

Brian G. Iverson, Esq.

June 16, 2023

between the Company and U.S. Bank National Association, as trustee (the “Subordinated Trustee”), filed as Exhibit 4.15 to the Registration Statement (the “Subordinated Indenture”). The Depositary Shares are to be issued from time to time under one or more deposit agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Deposit Agreement”). The Warrants are to be issued from time to time under one or more warrant agreements substantially in the form filed as Exhibit 4.18 to the Registration Statement, with appropriate insertions (each, a “Warrant Agreement”). The Purchase Contracts are to be issued from time to time under one or more purchase contract agreements substantially in the form filed as Exhibit 4.19 to the Registration Statement, with appropriate insertions (each, a “Purchase Contract Agreement”). The Units are to be issued from time to time under one or more unit purchase agreements in a form to be filed and incorporated into the Registration Statement, with appropriate insertions (each, a “Unit Purchase Agreement” and, together with the Senior Indenture, the Subordinated Indenture, any supplemental indentures to the Senior Indenture or the Subordinated Indenture, each Deposit Agreement, each Warrant Agreement, and each Purchase Contract Agreement, the “Governing Documents”).

As part of the corporate action taken and to be taken (the “Corporate Proceedings”) in connection with issuance of the Securities, the Board of Directors of the Company, a committee thereof or certain officers of the Company to whom such authority has been properly delegated by the Board of Directors will be required to, before the Securities are issued under the Registration Statement, duly authorize the issuance and approve the terms of any Securities to be issued and sold from time to time under the Registration Statement in accordance with the terms of the applicable Governing Documents, and within the limits of the then remaining authorized but unreserved and unissued amounts of such Securities.

We have examined or are otherwise familiar with the Registration Statement, the Senior Indenture, the Subordinated Indenture, the form of Warrant Agreement, the form of Purchase Contract Agreement, and such other documents, records and instruments as we have deemed necessary or appropriate for the purposes of the opinions set forth herein.

Based upon and subject to the foregoing and the limitations, qualifications, exceptions, and assumptions set forth herein, we are of the opinion that:

1.            With respect to Senior Debt Securities:

(a)            the Senior Indenture constitutes a valid and binding obligation of the Company;

(b)            upon (i) completion of all required Corporate Proceedings, and (ii) due authorization, execution, and delivery of a supplemental indenture by the Company and the Senior Trustee in respect of such Senior Debt Securities, such supplemental indenture will constitute a valid and binding obligation of the Company; and

Brian G. Iverson, Esq.

June 16, 2023

(c)            upon (i) completion of the actions in paragraph 1(b) above, (ii) due execution, issuance, and delivery by the Company of such Senior Debt Securities pursuant to the Senior Indenture and such supplemental indenture, (iii) due authentication by the Senior Trustee and/or authenticating agent under the Senior Indenture and such supplemental indenture of such Senior Debt Securities, and (iv) in the case of Senior Debt Securities issuable upon conversion, exercise or settlement of, or constituting a component of, any other Securities, completion of all actions in respect of such other Securities referred to in the applicable paragraph hereof, such Senior Debt Securities will be valid and binding obligations of the Company.

2.            With respect to Subordinated Debt Securities:

(a)            the Subordinated Indenture constitutes a valid and binding obligation of the Company;

(b)            upon (i) completion of all required Corporate Proceedings, and (ii) due authorization, execution, and delivery of a supplemental indenture by the Company and the Subordinated Trustee in respect of such Subordinated Debt Securities, such supplemental indenture will constitute a valid and binding obligation of the Company; and

(c)            upon (i) completion of the actions in paragraph 2(b) above, (ii) due execution, issuance, and delivery by the Company of such Subordinated Debt Securities pursuant to the Subordinated Indenture and such supplemental indenture, (iii) due authentication by the Subordinated Trustee and/or authenticating agent under the Subordinated Indenture and such supplemental indenture of such Subordinated Debt Securities, and (iv) in the case of Subordinated Debt Securities issuable upon conversion, exercise or settlement of, or constituting a component of, any other Securities, completion of all actions in respect of such other Securities referred to in the applicable paragraph hereof, such Subordinated Debt Securities will be valid and binding obligations of the Company.

3.            With respect to Depositary Shares, upon (i) completion of all required Corporate Proceedings, (ii) due authorization, execution, and delivery by the Company and the depositary or custodian for deposit of a Deposit Agreement, (iii) due authorization, execution, acknowledgement, delivery and filing with, and recording by, as applicable, an amendment to the Articles of Incorporation of the Company or a statement of designations with the Office of the Secretary of State of the State of South Dakota in respect of the preferred stock of the Company represented by Depositary Shares, (iv) due authorization and issuance of such preferred stock (within the limits of the then remaining authorized but unreserved or unissued amounts of preferred stock), (v) due execution, registration of issuance, and delivery of certificates representing such preferred stock to the depositary or custodian for deposit in accordance with the terms of such Deposit Agreement, and the recordation of such preferred stock on the books of the Company in the name of such depositary, custodian, or its nominee, and (vi) due execution, registration of issuance, and delivery of depositary receipts evidencing such Depositary Shares pursuant to such

Brian G. Iverson, Esq.

June 16, 2023

Deposit Agreement, such Deposit Agreement will constitute a valid and binding obligation of the Company and the depositary receipts evidencing such Depositary Shares will be valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Deposit Agreement.

4.            With respect to Warrants, upon (i) completion of all required Corporate Proceedings, (ii) due authorization, execution, and delivery by the Company and the warrant agent of a Warrant Agreement, (iii) due execution, registration of issuance, and delivery of warrant certificates evidencing such Warrants pursuant to such Warrant Agreement, countersigned by the warrant agent pursuant to such Warrant Agreement, (iv) due authorization and reservation of the securities issuable upon conversion, exchange, or exercise of such Warrants (within the limits of the then remaining authorized but unreserved and unissued amounts of such securities), and (v) in the case of Warrants issuable upon conversion, exercise or settlement of, or constituting a component of, any other Securities, completion of all actions in respect of such other Securities referred to in the applicable paragraph hereof, such Warrant Agreement will constitute a valid and binding obligation of the Company and the warrant certificates evidencing such Warrants will be valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Warrant Agreement.

5.            With respect to Purchase Contracts, upon (i) completion of all required Corporate Proceedings, (ii) due authorization, execution, and delivery by the Company and the purchase contract agent of a Purchase Contract Agreement, (iii) due execution, registration of issuance, and delivery of certificates evidencing such Purchase Contracts pursuant to such Purchase Contract Agreement, (iv) due authentication by the purchase contract agent under such Purchase Contract Agreement of such certificates evidencing such Purchase Contracts, and due execution of each certificate by the holder thereof or by the purchase contract agent as attorney-in-fact for such holder, (v) due authorization and reservation of the securities issuable pursuant to such Purchase Contracts (within the limits of the then remaining authorized but unreserved and unissued amounts of such securities), and (vi) in the case of Purchase Contracts issuable upon conversion, exercise or settlement of, or constituting a component of, any other Securities, completion of all actions in respect of such other Securities referred to in the applicable paragraph hereof, such Purchase Contract Agreement will constitute a valid and binding obligation of the Company and the certificates evidencing such Purchase Contracts will be the valid and binding obligations of the Company and will entitle the holders thereof to the rights specified in such Purchase Contract Agreement.

6.            With respect to Units, upon (i) completion of all required Corporate Proceedings, (ii) due authorization, execution, and delivery by the Company and the unit purchase agent of a Unit Purchase Agreement, (iii) if such Units will be evidenced by certificates, due execution, issuance, and delivery of such certificates pursuant to such Unit Purchase Agreement, and (iv) due authorization, execution, issuance, and delivery of the securities comprising such Units (within the limits of the then remaining authorized but unreserved and unissued amounts of such securities), such Unit Purchase Agreement will constitute a valid and binding obligation of the Company and the certificates evidencing such Units (if applicable) will be the valid and binding obligations of

Brian G. Iverson, Esq.

June 16, 2023

the Company and will entitle the holders thereof to the rights specified in such Unit Purchase Agreement.

The foregoing opinions are subject to the limitation that the validity, binding effect, or enforceability of the provisions of any agreement or instrument is limited by (i) applicable bankruptcy, insolvency, reorganization, assignment for the benefit of creditors, moratorium, fraudulent conveyance, fraudulent transfer, voidable transaction, receivership, and other laws of general application affecting the enforcement of creditors’ rights, (ii) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, whether considered in a proceeding at law or in equity, (iii) public policy considerations that may limit the rights of parties to obtain specific remedies or enforce specific terms, and (iv) governmental authority to limit, delay or prohibit the making of payments outside the United States.

The foregoing opinions assume that (a) the Registration Statement and any amendments relating thereto shall have become effective under the Act and will continue to be effective, (b) the Company is and will remain duly organized, validly existing, and in good standing under the laws of the State of South Dakota, (c) the Company has had and will have the power and authority under its organizational documents and the laws of its jurisdiction of incorporation to authorize, execute and deliver any relevant documents and to issue and deliver any Securities, (d) at the time of the issuance, execution, authentication acknowledgement and/or delivery of any Securities or Governing Documents, the Corporate Proceedings related thereto will have been validly taken and will not have been modified or rescinded, there will not have occurred any change in the law affecting the authorization, issuance, execution, authentication, acknowledgement, delivery, filing, validity, or enforceability of such Securities or Governing Documents, none of the particular terms of such Securities or Governing Documents will violate or be void or voidable under any applicable law, the issuance of such Securities will not result in a violation of any issuance limit in the Corporate Proceedings, and neither the authorization, issuance, execution, authentication, acknowledgement, delivery, filing validity, or enforceability of such Securities nor the compliance by the Company with the terms of such Securities or the Governing Documents will result in a violation of any issuance limit in the Corporate Proceedings, any agreement or instrument then binding upon the Company, or any order of any court or governmental body having jurisdiction over the Company, (e) the consideration designated in the applicable Corporate Proceedings and any relevant agreements for any Securities shall have been received by the Company and such consideration shall be legally sufficient, (f) the Governing Documents and Securities shall have been duly authorized, executed, and delivered by the Company and each other party thereto, and each other party thereto shall have complied with all legal requirements pertaining to its status as such status relates to the right to enforce such agreements or instruments against it and shall have satisfied those legal requirements applicable to it to the extent necessary to make such agreements or instruments enforceable against it, (g) the terms of the Securities will be established in conformity with the applicable Governing Documents, (h) a prospectus supplement and any other offering material describing each class or series of Securities offered pursuant to the Registration Statement, to the extent required by applicable law, will be timely filed with the Commission,

Brian G. Iverson, Esq.

June 16, 2023

(i) any securities issuable upon conversion, exchange, or exercise of any of the other Securities will have been duly authorized and reserved for issuance (in each case, within the limits of the then remaining authorized but unreserved and unissued amounts of such securities), and any issuance of such Securities will be effected in accordance with the terms and conditions set forth in such other Securities and the Governing Documents related thereto, and (j) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities will be obtained.

We have relied as to certain relevant facts upon certificates of public officials and certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. We have assumed, without investigation, the following: (a) the genuineness of signatures appearing upon certifications, documents, and proceedings, (b) each document submitted to us for review is accurate and complete, each such document that is an original is authentic and each such document that is a copy conforms to an authentic original, (c) the legal capacity of natural persons who are involved on behalf of the Company to enter into and perform the referenced instrument or agreement or to carry out their role in it, (d) the truth, accuracy and completeness of the information, representations and warranties contained in the documents, instruments, certificates and records we have reviewed, (e) the absence of any undisclosed modifications to the agreements and instruments reviewed by us, and (f) that New York law has or will be chosen to govern each Governing Document and the Securities and/or certificates evidencing such Securities described in the foregoing opinions.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that (a) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver, (b) limit the enforcement of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness, (c) limit the availability of a remedy under certain circumstances where another remedy has been elected, (d) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of or contribution to a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct or insofar as such provisions otherwise contravene public policy, (e) may, where less than all of an instrument or agreement may be unenforceable, limit the enforceability of the balance of the instrument or agreement to circumstances in which the unenforceable portion is not an essential part of the agreed exchange, (f) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs, (g) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the instrument or agreement, (h) may require mitigation of damages, (i) may limit the enforceability of certain waivers, and (j) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation).

Brian G. Iverson, Esq.

June 16, 2023

We express no opinion as to (i) whether a court would award a judgment in a currency other than United States dollars or as to the enforceability of any provision specifying rates of exchange for, or requiring indemnity against loss in, converting into a specified currency the proceeds or amount of a court judgment in another currency, (ii) any agreement to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction), any waivers of the right to jury trial, any waivers of service of process requirements that would otherwise be applicable, any agreement that a judgment rendered by a court in one jurisdiction may be enforced in another jurisdiction, or any provision otherwise affecting the jurisdiction or venue of courts, or (iii) any provision waiving legal, statutory or equitable defenses or other procedural, judicial or administrative rights.

Without limiting any other qualifications set forth herein, the opinions expressed herein are subject to the effect of generally applicable laws that may limit the enforceability of provisions imposing increased interest rates or late payment charges upon delinquency in payment or default or providing for liquidated damages or for premiums upon acceleration.

Our opinions set forth herein are limited to the laws of the State of New York.

This opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Governing Documents.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to being named in the Registration Statement under the caption “Legal Opinions” with respect to the matters stated therein without implying or admitting that we are “experts” within the meaning of the Act, or other rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Brandon C. Mason
Brandon C. Mason, Partner